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                                                                   EXHIBIT 10.18


                         STOCKHOLDERS' VOTING AGREEMENT

       Agreement made this 17th day of May, 1995, by and among Best Programs, Inc., a Virginia corporation (the "Company"), James F. Petersen (the "Founder") and Edison Venture Fund L.P. (the "Investor"). The Founder and the Investor are sometimes referred to in this Agreement collectively as the "Stockholders".

       WHEREAS, Stockholders wish to provide for the Founder's continuing representation on the Board of Directors of the Company in the manner set forth below;

       NOW THEREFORE, consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



         1.      Voting of shares.

                 (a) In any and all elections of directors of the Company and all votes of stockholders pertaining to the number of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined in Section 2 below) owned by him or it, or over which he or it has voting control, and otherwise use his or its respective best efforts to: (i) fix the number of directors at a number designated by the Investor, up to 10; (ii) if the aggregate number of Shares owned by the Founder or over which the Founder has voting control is equal to 20% or more of the outstanding voting stock of the Company, elect to the



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Board of Directors two members designated by the Founder; (iii) if the aggregate number of shares owned by the Founder or over which the Founder has voting control is equal or greater than 10% but less than 20% of the outstanding voting stock of the Company, elect one member designated by the Founder; and (iv) if for any reason any director designated by the Founder ceases to serve as a director, to elect a replacement who is designated by the Founder. The directors initially designated by the Founder are James F. Petersen and Herbert Brinberg.

                   (b) The Company shall provide the Stockholders with 30 days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. The Founder shall give written notice to all other parties to this Agreement, no later than 15 days prior to such mailing, of the person(s) designated by the Founder as the nominee or nominees, as the case may be, for election as director or directors. The Company agrees to nominate and recommend for election as a director the individual or individuals, as the case may be, designated, or to be designated pursuant to Section l(a). If the Founder shall fail to give notice to the Company as provided above, it shall be deemed that the designee(s) of the Founder then serving as director(s) shall be his designee(s) for reelection.

                   (c) The Investor shall not vote to remove any director designated by the Founder, except for bad faith or willful misconduct. Any director elected to replace a director designated by the Founder shall be elected in accordance with Section 1(a).

         2. Shares. "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights





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which arise by reason of default) and shall include any shares now owned or subsequently acquired by a Stockholder or other person, however acquired, including, without limitation, by option exercise, stock splits and stock dividends.

          3. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of all of the Stockholders.

          4. Indemnification. In the event that any director elected pursuant to Section 1 of this Agreement shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its Amended and Restated Articles of Incorporation or Amended and Restated By-Laws, or otherwise, he shall be entitled to be represented in such action, suit or proceeding by counsel of his choice and the reasonable expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said Amended and Restated Articles of Incorporation or Amended and Restated By-Laws. Each of the Stockholders agrees not to take any action to amend any provisions of the Amended and Restated Articles of Incorporation or Amended and Restated By-Laws of the Company relating to indemnification of directors, as presently in effect, without the prior written consent of all of the Stockholders.

          5. Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transference of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

                   THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AS SET FORTH IN A STOCKHOLDERS'





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                 VOTING AGREEMENT BY AND AMONG THE REGISTERED OWNER OF THIS
                 CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.



          6. Transfers of Rights. Any transferee to whom Shares are transferred by the Investor, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, and shall be entitled to the rights granted to the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder.

         7. Termination. This Agreement shall terminate upon the first to occur of the following: (i) the date when the aggregate number of Shares owned by the Founder or over which the Founder has voting control is less than 10% of the outstanding voting stock of the Company; (ii) the date when Common Stock of the Company becomes publicly traded through completion of an initial public offering (an "IPO") of Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"); or (iii) the date when, through a merger or similar transaction of the Company with an entity that is publicly traded, securities received by the Founder and Investor in exchange for their respective Shares are securities that are registered for public sale under the Act.

          8.     General.

                   (a) Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.





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                 (b)      Specific Performance.  In addition to any and all
other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                (c) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia.

                (d) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                If to the Company, at 11413 Isaac Newton Square, Reston, Virginia 20190-5005, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Stockholders, with a copy to David Sylvester, Hale and Dorr, 1455 Pennsylvania Avenue, NW, Washington, DC 20004;

                 If to the Investor, at Edison Ventures, 997 Lenox Drive, #3, Lawrenceville, New Jersey 08648, or at such other address or addresses as may have been furnished to the Company in writing by the Investor, with a copy to William Schnoor, Testa, Hurwitz & Thibeault, 125 High Street, Boston, Massachusetts 02110; or

                 If to the Founder, at 8034 Galla Knoll Drive, Springfield, Virginia 22153, or at such other address or addresses as may have been furnished to the Company in writing by the Founder.





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                 Notices provided in accordance with this Section 8 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

                 (e) Complete Agreement; Amendments. This Agreement Constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company, the Founder and the holders of 75% of the voting power of the Shares then held by all Stockholders. This Agreement shall have no effect on the Consolidating Registration Rights Agreement dated June 3, 1993, as amended, by and among the Company, the Founder and the other signatories thereto or the Shareholders Agreement dated October 26, 1988, as amended, by and among the Company the Founder and the other signatories thereto.

                 (f) Pronouns. Whenever the content may require, any pronouns used in the Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

                 (h) Captions. Captions or sections have been added only for convenience and shall not be deemed to be a part of this Agreement.





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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                  THE COMPANY.

                                  BEST PROGRAMS, INC.

                                  By: /s/ MELODY RANELLI
                                     ---------------------------------
                                  Name:   Melody Ranelli
                                       -------------------------------
                                  Title:   CFO
                                        ------------------------------

                                  THE FOUNDER:

                                  /s/ JAMES F. PETERSEN
                                  ------------------------------------
                                  James F. Petersen

                                  THE INVESTOR:

                                  EDISON VENTURE FUND L.P.

                                  By: /s/ JOHN H. MARTINSON
                                     ---------------------------------
                                  Name:   John H. Martinson
                                       -------------------------------
                                  Title:   General Partner
                                        ------------------------------





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